Exhibit 10.38

TRANSITION AGREEMENT

THIS AGREEMENT is entered into as of January 23 , 2004, by and between GLEN T. MEAKEM (the “Employee”) and ARIBA, INC., a Delaware corporation (the “Company”).

1.	DUTIES AND SCOPE OF EMPLOYMENT.

(a) Position. For the term of his employment under this Agreement (the “Employment”), the Company agrees to employ the Employee at the Company’s Pittsburgh, Pennsylvania work location. The job duties of the Employee shall be to assist senior leaders of the Company in retaining and transitioning key client relationships following the Company’s acquisition of FreeMarkets, Inc. (“FreeMarkets”).

(b) Obligations to the Company. During his Employment, the Employee shall devote substantial business efforts and time to the duties described in Subsection (a), and shall not be employed during such Employment by any other employer, provided, that nothing herein shall preclude the Employee from (i) serving on the boards of directors or the advisory boards of other business entities, (ii) serving on the boards of directors of trade associations and/or charitable organizations, (iii) engaging in charitable activities and community affairs, and (iv) managing his personal investments and affairs, provided, that such activities do not materially interfere with the proper performance of his duties and responsibilities as set forth in Subsection (a).

(c) Effective Date; Term. This Agreement shall become effective immediately after the “Effective Time” (as that term is defined in the Agreement and Plan of Merger and Reorganization among the Company, Fleet Merger Corporation and FreeMarkets dated as of January 23, 2004 (the “Merger Agreement”)). This Agreement shall have no legal effect unless the merger among the Company, Fleet Merger Corporation and FreeMarkets as contemplated by the Merger Agreement is consummated. Upon becoming effective, this Agreement, and the Employee’s Employment, unless the Employee voluntarily resigns at an earlier date, shall continue until the date (“Termination Date”) which is the later of (i) the last day of the third full calendar month following the month in which the Effective Time occurs or (ii) May 31, 2004.

2.	SALARY.

The Company shall pay the Employee as compensation for his Employment a base salary at a gross monthly rate of not less than $20,000. Such salary shall be payable in accordance with the Company’s standard payroll procedures.

3.	VACATION AND EMPLOYEE BENEFITS.

During his Employment, the Employee shall be eligible for paid vacations in accordance with the Company’s vacation policy for similarly situated employees, as it may be amended from time to time. During his Employment, the Employee shall be eligible to participate in the retirement, medical, dental, vision, life insurance, disability, tuition assistance, stock option or equity, and other benefit and fringe benefit plans (collectively, the “Employee Benefit Plans”) maintained by the Company or FreeMarkets for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such Employee Benefit Plan.

4.	BUSINESS EXPENSES.

During his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable policies for similarly situated employees.

5.	OFFICE AND SECRETARIAL SUPPORT.

During his Employment, the Employee shall be permitted to retain the office he occupied immediately prior to the Effective Time and to continue to receive the services of his secretary, Linda Buckley.

6.	GUARANTEED EMPLOYMENT DURING TERM.

The Company acknowledges and agrees that the Employee’s Employment through his Termination Date under the terms set forth herein is guaranteed and may not be terminated by the Company for any reason.

7.	SUCCESSORS.

(a) Company’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, reorganization, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets that becomes bound by this Agreement.

(b) Employee’s Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

8.	MISCELLANEOUS PROVISIONS.

(a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the

Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) Entire Agreement. This Agreement supersedes and replaces any prior agreements, representations or understandings, whether written, oral or implied, between the Employee and the Company or FreeMarkets with respect to the subject matter hereof.

(d) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

(e) Choice of Law and Severability. This Agreement is executed by the parties in the State of California and shall be interpreted in accordance with the laws of such State (except their provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. Should there ever occur any conflict between any provision contained in this Agreement and any present or future statue, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it into compliance with applicable law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

(f) No Assignment. Except as otherwise provided in Section 7(b), this Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

/s/ Glen T. Meakem

Glen T. Meakem

ARIBA, INC.

By

Title:

Signature page of Transition Agreement with Glen T. Meakem

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

ARIBA, INC.

By	/s/ James W. Frankola

Title:	Chief Financial Officer